ENERPULSE, INC.

FINANCIAL STATEMENTS

YEARS ENDED

DECEMBER 31, 2012 AND 2011

ENERPULSE, INC.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Enerpulse, Inc.

Albuquerque, New Mexico

We have audited the accompanying balance sheets of Enerpulse, Inc. (the “Company”) as of December 31, 2012 and 2011, and the related statements of operations, changes in convertible redeemable preferred stock, changes in stockholders’ deficit and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enerpulse, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 17 to the financial statements, the Company restated its financial statements as of December 31, 2012 and 2011, and for each of the years then ended, to reflect the correction of certain errors in previously issued financial statements.

/s/ GHP HORWATH, P.C.

Denver, Colorado

September 10, 2013 (except for Note 18, as to which the date is October 16, 2013)

F-2

ENERPULSE, INC.

BALANCE SHEETS

Years Ended December 31, 2012 and 2011

(As Restated, Note 17 )

	2012	2011
ASSETS
Current Assets
Cash and cash equivalents	$1,116,870	$1,089,026
Accounts receivable	160,982	280,303
Other receivables	23,380	-
Inventory	272,444	291,895
Other current assets	9,350	13,888
Total current assets	1,583,026	1,675,112

Property and equipment	1,067,329	977,968
Accumulated depreciation	(834,637)	(729,531)
Total property and equipment	232,692	248,437

Other Assets
Intangible assets, net of accumulated amortization of $70,243 and $48,916 in 2012 and 2011, respectively	321,396	274,336
Other assets	111,745	16,874
Total other assets	433,141	291,210

Total assets	$2,248,859	$2,214,759

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$245,994	$134,889
Accrued liabilities	286,378	77,129
Current portion of capital lease obligation	6,276	-
Current portion of notes payable	171,270	117,053
Total current liabilities	709,918	329,071

Long-Term Liabilities
Capital lease obligation, net of current portion	16,049	-
Notes payable, net of current portion	386,973	549,218
	403,022	549,218

Total liabilities	1,112,940	878,289

Commitments and Contingencies

Convertible Redeemable Preferred Stock
Series A Preferred Stock, 2,813,713 shares authorized and 2,670,856 shares issued and outstanding in 2012 and and 2011; $0.001 par value; $2,569,200 liquidation preference	2,569,200	2,569,200
Series B Preferred Stock, 15,798,281 shares authorized and 13,876,599 shares issued and outstanding in 2012 and 2011; $0.001 par value; $13,600,000 liquidation preference	13,600,000	13,600,000
Series C Preferred Stock, 5,051,357 and 5,894,089 shares authorized and 3,143,517 and 3,456,017 shares issued and outstanding in 2012 and 2011; $0.001 par value; $2,198,822 liquidation preference	2,007,424	1,808,602
Series C-2 Preferred Stock, 471,528 shares authorized and 471,528 shares issued and outstanding in 2012 and 2011; $0.001 par value; $300,000 liquidation preference	472	472
Series D-1 Preferred Stock, 7,964,076 shares authorized and 3,942,685 shares issued and outstanding in 2012; $.001 par value; $2,503,141 liquidation preference	2,503,141	-

Total convertible redeemable preferred stock	20,680,237	17,978,274

Stockholders' Deficit
Common Stock, 43,447,705 and 35,000,000 shares authorized and 5,780,000 shares issued and outstanding in 2012 and 2011, respectively; $.001 par value	5,780	5,780
Additional paid-in capital	65,928	64,628
Note receivable, related party	(200,072)	-
Accumulated deficit	(19,415,954)	(16,712,212)

Total stockholders' deficit	(19,544,318)	(16,641,804)

Total liabilities, convertible redeemable preferred stock and stockholders' deficit	$2,248,859	$2,214,759

The accompanying notes are an integral part of these financial statements.

F-3

ENERPULSE, INC.

STATEMENTS OF OPERATIONS

Years Ended December 31, 2012 and 2011

(As Restated, Note 17 )

	2012	2011

Sales	$719,629	$825,830

Cost of sales	416,839	515,021

Gross profit	302,790	310,809

Selling, general and administrative expenses	2,706,390	2,440,298

Loss from operations	(2,403,600)	(2,129,489)

Other Income (Expense)
Interest income	1,312	2,982
Interest expense	(301,559)	-
Gain on sale/disposal of assets	-	22,906
Other income (expense)	105	(288)

Total other (expense) income	(300,142)	25,600

Net loss attributable to the Company	(2,703,742)	(2,103,889)
Deemed dividends on preferred stock	(38,700)	-

Net loss attributable to common shareholders	$(2,742,442)	$(2,103,889)

Net loss per share attributable to the Company
- basic and diluted (Note 18)	$(0.47)	$(0.36)

Weighted average number of common shares outstanding
- basic and diluted (Note 18)	5,780,000	5,780,000

Proforma net loss per share attributable to the Company
- basic and diluted (unaudited) (Note 18)	$(0.34)

Proforma weighted average number of common shares outstanding
- basic and diluted (unaudited) (Note 18)	7,892,068

The accompanying notes are an integral part of these financial statements.

F-4

ENERPULSE, INC.

STATEMENTS OF CHANGES IN CONVERTIBLE REDEEMABLE PREFERRED STOCK

Years Ended December 31, 2012 and 2011

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series C-2 Preferred Stock		Series D-1 Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Total

Balances, December 31, 2010, as restated	2,670,856	$2,569,200	13,876,599	$13,600,000	-	-	-	-	-	-	$16,169,200

Issuance of Series C preferred stock, net of offering costs	-	-	-	-	3,143,517	$1,808,602	-	-	-	-	1,808,602

Issuance of Series C-2 preferred stock for settlement of offering costs	-	-	-	-	-	-	471,528	$472	-	-	472

Balances, December 31, 2011, as restated	2,670,856	2,569,200	13,876,599	13,600,000	3,143,517	1,808,602	471,528	472	-	-	17,978,274

Issuance of Series D-1 preferred stock, net of offering costs	-	-	-	-	-	-	-	-	2,354,910	$1,448,309	1,448,309

Issuance of Series C preferred stock in exchange for note receivable, related party	-	-	-	-	312,500	198,822	-	-	-	-	198,822

Conversion of notes payable and accrued interest to Series D-1 preferred stock	-	-	-	-	-	-	-	-	1,587,775	1,016,132	1,016,132

Deemed dividends on Series D-1 preferred stock	-	-	-	-	-	-	-	-	-	38,700	38,700

Balances, December 31, 2012, as restated	2,670,856	$2,569,200	13,876,599	$13,600,000	3,456,017	$2,007,424	471,528	$472	3,942,685	$2,503,141	$20,680,237

The accompanying notes are an integral part of these financial statements.

F-5

ENERPULSE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

Years Ended December 31, 2012 and 2011

	Common Stock		Additional	Note receivable,	Accumulated
	Shares	Amount	paid-in capital	related party	deficit	Total

Balances, December 31, 2010, as restated	5,780,000	$5,780	$64,628	-	$(14,608,323)	$(14,537,915)

Net loss	-	-	-	-	(2,103,889)	(2,103,889)

Balances, December 31, 2011, as restated	5,780,000	5,780	64,628	-	(16,712,212)	(16,641,804)

Issuance of note receivable to related party in exchange for Series C Preferred Stock, including interest of $1,250	-	-	-	$(200,072)	-	(200,072)

Stock based compensation expense	-	-	40,000	-	-	40,000

Deemed dividends on Series D-1
Preferred Stock	-	-	(38,700)	-	-	(38,700)

Net loss	-	-	-	-	(2,703,742)	(2,703,742)

Balances, December 31, 2012, as restated	5,780,000	$5,780	$65,928	$(200,072)	$(19,415,954)	$(19,544,318)

The accompanying notes are an integral part of these financial statements.

F-6

ENERPULSE, INC.

STATEMENTS OF CASH FLOWS

December 31, 2012 and 2011

(As Restated, Note 17 )

	2012	2011

Cash Flows From Operating Activities
Net loss	$(2,703,742)	$(2,103,889)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	21,328	17,255
Depreciation	105,106	150,155
Gain on sale/disposal	-	(22,906)
Beneficial conversion feature on notes payable	254,000	-
Stock based compensation	40,000	-
Accrued interest on convertible notes payable	12,132	-
Changes in operating assets and liabilities
Accounts receivable	95,941	(89,521)
Other current assets	3,288	34,086
Inventory	19,451	89,459
Accrued liabilities	320,355	108,739
Rental deposit	(94,871)	(9,064)
Net cash used by operating activities	(1,927,012)	(1,825,686)

Cash Flows From Investing Activities
Purchase of property and equipment	(67,037)	(9,042)
Proceeds from sale of equipment	-	9,100
Purchase of patents	(68,388)	(74,029)
Net cash used by investing activities	(135,425)	(73,971)

Cash Flows From Financing Activities
Proceeds from notes payable	750,000	500,000
Payments on notes payable	(108,028)	-
Proceeds from issuance of preferred stock	1,448,309	1,809,074
Net cash provided by financing activities	2,090,281	2,309,074

Net increase in cash and cash equivalents	27,844	409,417

Cash and cash equivalents at beginning of year	1,089,026	679,609

Cash and cash equivalents at end of year	$1,116,870	$1,089,026

Supplement cash flow information:
Cash paid for interest	$41,359	$-

Non-cash investing and financing activities:

During the year-ended December 31, 2012, the Company received a note from a related party for $198,822 in exchange for preferred stock.
During the year-ended December 31, 2012, the Company purchased equipment with a capital lease for $22,325.
During the year ended December 31, 2012, convertible notes and accrued interest totaling $762,132 were converted into preferred stock.

The accompanying notes are an integral part of these financial statements.

F-7

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

1. Organization and Management’s Plans

Organization. Enerpulse, Inc. (Company) was incorporated in the state of Delaware on January 20, 2004. The Company engages in the design, development, manufacturing and marketing of an energy and efficiency enhancing product in the automotive industry. Company headquarters are located in Albuquerque, New Mexico.

Management’s Plans. The Company reported a net loss of approximately $2,704,000 and $2,104,000, respectively for the years ended December 31, 2012 and 2011 and anticipates a net loss for 2013. Management’s plans are to secure additional funding to cover working capital needs until positive cash flow from operations occurs, which is anticipated to commence in 2014. The Company has a history of securing funding from various venture capital firms (approximately $21 million) since 2004. In August 2013, the Company raised $1,750,000 in exchange for a convertible promissory note which is expected to fund the Company through the end of 2013 and through the first quarter of 2014.

2. Summary of Significant Accounting Policies

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents. For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk. The Company, in the ordinary course of business, may maintain bank balances in excess of the Federal Deposit Insurance Corporation’s (FDIC) insurance limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable. Accounts receivable represent the amount billed to, but uncollected from customers. Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying past due accounts. Accounts receivable are written off when deemed uncollectible. A receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. No allowance was considered necessary as of December 31, 2012 and 2011. No interest is charged on late accounts.

F-8

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

2. Summary of Significant Accounting Policies (Continued)

Revenue Recognition. The Company recognizes revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the sales price is fixed or determinable; and (4) collectability is reasonably assured. This generally occurs upon shipment to the customer. Substantially all of the Company’s revenue is generated from direct sales of its product to the automotive and powersports aftermarkets.

Fair Value Measurements. The carrying value of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to their short maturities. The carrying value of long-term debt approximates fair value as the interest rates on the outstanding borrowings are at rates that approximate market rates for borrowings with similar terms and maturities. The carrying amounts of receivables from related-parties are not practicable to estimate based on the related party nature of the underlying transactions.

Fair Value of Financial Instruments. The Company accounts for financial instruments utilizing a framework for measuring fair value in generally accepted accounting principles. To increase consistency and comparability in fair value measurements, a fair value hierarchy is used that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1— quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment. There were no financial assets or liabilities measured at fair value, with the exception of cash and cash equivalents as of December 31, 2012 and 2011.

F-9

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

2. Summary of Significant Accounting Policies (Continued)

Inventory. Inventory is stated at the lower of cost or market and consists of various ignition components, high voltage cables, spark plugs, and high voltage capacitors. Inventory is separated by raw goods, work in progress, and finished goods. The inventory cost method is first-in, first-out. Indirect overhead and indirect labor are allocated on a per unit basis during the work in progress and finished goods stage of production.  The Company monitors inventory for turnover and obsolescence, and records a reserve for excess and obsolete inventory as deemed necessary. As of December 31, 2012 and 2011, the Company had recorded a reserve of approximately $8,000 and $10,200, respectively.

Property and Equipment. Property and equipment are carried at cost. Depreciation of property and equipment is charged to operations over the estimated useful lives of the assets based on the following useful lives:

Software	3 years
Vehicles	5 years
Equipment	5 - 10 years
Leasehold improvements	7 years
Furniture and fixtures	7 years

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, and leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the assets. Property and equipment are not depreciated / amortized until placed in service. Upon retirement or disposal of assets, the accounts are relieved of cost and accumulated depreciation and the related gain or loss is reflected in earnings.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation expense totaled $105,106 and $150,155 for the years ended December 31, 2012 and 2011, respectively.

Intangible Assets. Intangible assets subject to amortization include trademarks and patents which are being amortized on a straight-line basis over the shorter of their legal lives or estimated economic life. Intangible assets are recorded at a cost of $391,639 and $323,252 as of December 31, 2012 and 2011, respectively. Amortization expense was $21,328 and $17,255 for the years ended December 31, 2012 and 2011, respectively. As of December 31, 2012, future amortization expense for intangible assets is estimated to be approximately $23,100 for each of the years ending December 31, 2013 through 2017, and approximately $205,900 in years thereafter.

F-10

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

2. Summary of Significant Accounting Policies (Continued)

Impairment of long-lived assets. Management reviews and evaluates long lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Recoverability is measured by comparing the total estimated future cash flows on an undiscounted basis to the carrying amount of the assets. If such assets are considered to be impaired, an impairment loss is measured and recorded based on the amount that carrying value exceeds discounted estimated future cash flows. Management’s estimates of future cash flows are based on numerous assumptions, and it is possible that actual future cash flows will be significantly different than the estimates, which are subject to significant risks and uncertainties. Management believes there is no impairment to long lived assets as of December 31, 2012 and 2011.

Research and Development. Research and development costs are charged to operations when incurred and are included in selling and administrative expenses. The amounts charged for the years ended December 31, 2012 and 2011 amounted to $159,883 and $226,362, respectively.

Income Taxes. Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending on the classification of the assets or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company is no longer subject to U.S. federal, state, and local income tax examinations by tax authorities for years before 2009.

The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. As of December 31, 2012 and 2011, no liabilities for uncertain tax positions have been recorded.

Advertising. The Company expenses advertising and marketing costs as incurred. Advertising expense was $77,266 and $102,218 for the years ended December 31, 2012 and 2011, respectively. Marketing expense was $21,502 and $30,853 for the years ended December 31, 2012 and 2011, respectively.

Shipping and Handling Costs. Total customer shipping and handling expenses of $30,709 and $34,231 were included in selling, general and administrative expenses for the years ended December 31, 2012 and 2011, respectively.

F-11

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

2. Summary of Significant Accounting Policies (Continued)

Stock-Based Compensation. The Company accounts for stock options to employees and nonemployee board members based on the estimated fair value at the date of the grant of the option. The Company measures the cost of employee services received in exchange for stock options based on the grant date fair value of the award and recognizes the cost over the period the employee is required to provide services for the award.

The Company generally utilizes the Black-Scholes option-pricing model to determine fair value of stock option awards. Key assumptions include applicable volatility rates, risk-free interest rates and the instrument’s expected remaining life. These assumptions require significant management judgment.

Warranties. The Company warrants its products against defects in design, materials, and workmanship, generally for four years on average. A provision for estimated future costs relating to warranty expense is considered immaterial to the overall financial statements and therefore is recorded when warranty cost is incurred. Warranty expense totaled $26,508 and $8,653 for the years ended December 31, 2012 and 2011, respectively.

New Accounting Pronouncements. From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Based (FASB) that are adopted by the Company as of the specified effective date. Management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

Subsequent Events. Subsequent events were evaluated through September 10, 2013, which is the date the financial statements were available to be issued. See Note 16.

3. Inventory

Inventory consists of the following:

	2012	2011
Raw materials	$178,485	$149,313
Work in process	18,564	6,895
Finished goods	75,395	135,687
Total inventory	$272,444	$291,895

F-12

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

4. Property and Equipment

Property and Equipment consists of the following:

	2012	2011
Vehicles	$91,652	$55,069
Software and equipment	715,172	662,394
Furniture and fixtures	17,153	17,153
Leasehold improvements	243,352	243,352
Total property and equipment	$1,067,329	$977,968

5. Long-Term Debt

Long-term debt consists of the following:

	2012	2011
D. Wood Holdings, LLC, payable without interest (interest imputed at 1.71%); unsecured; due on demand; refinanced on September 5, 2013 to extend the maturity date to September 5, 2016, with an annual interest rate equal to the Federal Funds Rate (as announced by the Federal Reserve Bank of New York); as a result of this refinancing this loan has been classified as a long term liability as of December 31, 2012	$131,279	$131,279

Spark Assembly, LLC, payable without interest (interest imputed at 1.71%); unsecured; refinanced on September 5, 2013 to extend the maturity date to September 5, 2016, with an annual interest rate equal to the Federal Funds Rate (as announced by the Federal Reserve Bank of New York); as a result of this refinancing this loan has been classified as a long term liability as of December 31, 2012	34,992	34,992

New Mexico Community Development Loan Fund, payable with interest at 8.0%; monthly payments of $690, due March of 2015, note is secured by vehicle	16,972	-

Silicon Valley Bank, term loan with interest at 2.5% above the bank’s prime rate, 5.75% at December 31, 2012; payable in interest only for the first three months, then principal and interest payments in 36 equal monthly installments beginning in April of 2012, secured by various collateral as described in security agreement; repaid in full in August 2013 in connection with $1.75 million debt financing, See Note 16	375,000	500,000
	558,243	666,271
Current portion	171,270	117,053
Long-term portion	$386,973	$549,218

F-13

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

5. Long-Term Debt (Continued)

Principal maturities on installment debt are as follows:

2013	$171,270
2014	181,575
2015	39,127
2016	166,271
Total	$558,243

The term loan with Silicon Valley Bank requires the Company to maintain various operating and financial covenants, including an adjusted quick ratio covenant. Failure to comply with these covenants may result in the bank declaring any of its loans to be due and payable in full. As of December 31, 2012, the Company was in compliance with these covenants.

6. Convertible Debt

In June 2012, the Company received financing in the amount of $750,000 in exchange for convertible notes that were convertible into Series D-1 Preferred Stock of the Company. Interest was compounded annually at a rate of 8% and was due with principal in October 2012 upon the maturity of the notes. In October 2012, the notes and accrued interest of $12,132 were converted to Series D-1 Preferred Stock at a conversion price of $0.48 per share, resulting in the issuance of 1,587,775 shares of Series D-1 Preferred Stock. The notes were convertible at 75% of the price per share at which shares of the Series D-1 Preferred Stock were sold pursuant to a qualified offering, as defined in the convertible note agreements. Upon conversion, the Company recorded $254,000 of additional interest expense which was equal to the intrinsic value of the beneficial conversion feature. See Note 10.

7. Operating Leases

In February 2012, the Company entered into a two-year lease for an office, expiring on February 28, 2014. The lease took effect in March 2012 and has a monthly rent of $3,750. Rent expense was $45,000 and $80,888 (under the prior office lease) for the years ended December 31, 2012 and 2011, respectively. The Company pays property taxes on the property leased. Property tax expense was $12,241 and $13,743 for the years ended December 31, 2012 and 2011, respectively. Future minimum lease payments are $45,000 for 2013 and $7,500 for 2014, respectively.

An eight-month lease on an apartment was entered into in June 2011 for the Company’s Chief Executive Officer. The lease was renewed for an additional eight months through September 2012, and then in October 2012 it was renewed for a seven-month term. Rent expense was $15,750 and $8,952 for the years ended December 31, 2012 and 2011, respectively.

F-14

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

8. Capital Lease

In December 2012, the Company entered into a long-term capital lease for equipment with a principal amount of $22,325, with payments beginning in January 2013.  Monthly installments are $788, including principal and interest at an imputed rate of 16.28%.  Depreciation of $398 was recorded in 2012 based on the date the equipment was placed in service. Current principal payments are $6,276, and long-term principal payments are $16,049 as of December 31, 2012.

Future minimum lease payments under the capital lease are payable in future years as follows:

2013	$9,456
2014	9,456
2015	9,456

Net minimum lease payments	28,368
Less amounts representing interest	(6,043)

Capital lease obligation payable	$22,325

9. Income Taxes

The Company is a successor as a result of a tax-free reorganization from the 2004 merger of Enerpulse, Inc., a Florida corporation, into Enerpulse, Inc. a Delaware corporation. As such, the pre-merger net operating loss carryovers applicable to the predecessor corporation will carryforward for tax purposes to the successor corporation. The tax loss carryforward at December 31, 2012 available to the Company is estimated to be approximately $18.5 million for federal and approximately $12.6 million for state purposes. Federal net operating loss carry forwards expire through 2032 and state net operating loss carry forwards expire through 2017.

A reconciliation of the statutory Federal income tax rate to the Company’s effective income tax rate applied to the pre-tax income from continuing operations is as follows:

	Year ended December 31,
	2012	%	2011	%
Computed “expected” tax	$919,272	34%	$715,322	34%
State income taxes, net of Federal income tax effect	135,187	5%	105,194	5%
Permanent differences and other	(217,222)	(8)%	(3,185)	-
Change in valuation allowance	(837,237)	(31)%	(817,331)	(39)%
	$-	-	$-	-

F-15

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

9. Income Taxes (Continued)

Deferred tax assets and liabilities represent the future impact of temporary differences between the financial statement and tax bases of assets and liabilities and are as follows:

	Year ended December 31,
	2012	2011
Deferred tax assets:
Net operating loss (NOL) carry forwards	$6,911,195	$6,179,029
Accrued liabilities	97,109	6,816
Inventory reserves	3,138	3,993
Stock based compensation	15,600	-
Total deferred tax assets	7,027,042	6,189,838

Deferred tax liabilities:
Depreciation and amortization	(27,756)	(27,789)
Total deferred tax liabilities	(27,756)	(27,789)

Valuation allowance	(6,999,286)	(6,162,049)

Net deferred tax assets	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has provided a valuation allowance of 100% of its net deferred tax assets due to the uncertainty of generating future profits that would allow for the realization of such deferred tax assets.

Pursuant to United States Internal Revenue Code Section 382, since the Company underwent an ownership change, the NOL carry-forward limitations impose an annual limit on the amount of the taxable income that may be offset by the Company’s NOL generated prior to the ownership change. Therefore, the Company may be unable to use a significant portion of its NOL to offset future taxable income.

F-16

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

10. Capital Stock

The Company has two classes of capital stock, common and preferred, both of which have a $0.001 par value. The Company is authorized to issue 43,447,705 shares of common stock and 32,098,955 shares of preferred stock. Of the Preferred, 2,813,713 is authorized as Series A Preferred, 15,798,281 as Series B Preferred, 5,051,357 as Series C Preferred, 471,528 as Series C-2 Preferred, and 7,964,076 as Series D-1 Preferred.

In 2011, 3,143,517 shares of Series C Preferred Stock, par value of $0.001, along with warrants to purchase 1,571,756 shares of Series C Preferred Stock (See Note 11) were issued to various investors for cash proceeds at $0.636 per share, or $2,000,000. Direct costs associated with the issuance of stock were netted against the proceeds of the offering.

In 2011, 471,528 shares of Series C-2 Preferred Stock, par value of $0.001, were issued for the settlement of offering costs of $300,000.

In 2012, 312,500 shares of Series C Preferred Stock, par value of $0.001, were issued to a related party at $0.636 per share in exchange for a note receivable of $198,822. See Note 12.

In 2012, 3,942,685 shares of Series D-1 Preferred Stock, par value of $0.001, along with warrants to purchase 1,763,394 shares of Series D-1 Preferred Stock (See Note 11) were issued to various investors. Of this amount, 2,354,910 shares and 1,177,455 warrants were issued for cash proceeds at $0.64 per share, and 1,587,775 shares and 585,939 warrants were issued in exchange for the conversion of notes payable and accrued interest at $0.48 per share. Direct costs associated with the issuance of stock were netted against the proceeds of the offering.

The preferred stock ranks senior to the common stock as to dividends, redemption and upon liquidation, dissolution, or winding up of the Company, as defined in the Company’s articles of incorporation. The preferred shareholders are entitled to an as-if-converted to common stock basis for voting purposes. All classes and series of stock vote as a single class.

Dividends. The Series D-1 Preferred Stock accrues dividends at the rate per annum of $0.0512 per share and are cumulative. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of common stock payable in shares of common stock) unless the holders of the Series D-l Preferred Stock first receive, or simultaneously receive, a dividend on each outstanding share of Series D-1 Preferred Stock.

If after dividends in the full preferential amount have been paid or declared and set apart in any fiscal year of the Company, the Board elects to declare additional dividends out of funds legally available therefore in that fiscal year, then such additional dividends shall be declared pro rata on the Series A Preferred Stock, Series B Preferred Stock and Series C preferred stock based on the number of shares of common stock held by each holder assuming conversion of the preferred stock into common stock at that then effective conversion rate.

F-17

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

10. Capital Stock (Continued)

Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series D-1 preferred stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made in respect of any other series of preferred stock or in respect of common stock, an amount per share equal to the Series D-1 Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D-1 preferred stock the full amount to which they shall be entitled, the holders of shares of Series D-1 “Preferred” Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

After the payment in full of the amounts specified above, the holders of shares of Series C and Series C-2 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders in an amount per share equal to $0.63623 per share, subject to adjustments noted in the articles of incorporation, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C and Series C-2 Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series C and Series C-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Series B and Series A Preferred Stock shareholders are then paid out (in that order) amounts equal to their per share original issue price (there are varying original issue prices paid for both Series A and Series B Preferred Stock), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the preferred stock, plus dividends declared but unpaid thereon.

After the preferential amounts noted above are distributed, any remaining Company assets available to its stockholders shall be distributed to all shareholders (preferred and common) based on their pro rata number of shares held by each holder, treating all securities as if they had been converted to common stock.

Conversion. Each share of preferred stock shall be convertible, at any time at the option of the holder thereof, into shares of common stock. The conversion stock is determined by multiplying the number of shares of preferred stock to be converted by the applicable original issue cost of each share and dividing the result by the conversion price then in effect.

F-18

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

10. Capital Stock (Continued)

Mandatory Conversion. Upon either the closing of the sale of shares of common stock to the public in a firm-commitment underwritten public offering, resulting in at least $30 million of gross proceeds to the Company and resulting in aggregate market capitalization of at least $125 million, or the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a two-thirds majority of the then outstanding shares of Series C and Series D-1 Preferred Stock, (i) all outstanding shares of Series Preferred Stock shall automatically be converted into shares of common stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Company.

Each holder of preferred stock would receive, in addition to the common stock equivalent for each share of preferred stock held, that number of shares of common stock which would be purchasable in the public offering for a payment in cash of an amount equal to the applicable series liquidation amount multiplied by the number of shares of such Series Preferred Stock so converted.

Reserved Stock. The Company will at times reserve and keep available out of its authorized common stock shares for conversion of preferred stock into common stock. In connection with the Share Exchange on September 4, 2013, all outstanding shares of the preferred stock were converted into shares of the Company’s common stock. See Note 16.

Preemptive Rights. With respect to an offering of securities by the Company, the holders of Preferred Stock (Series C, C-2, and D) have the right to purchase a percentage of securities offered equal to the percentage of common stock of the Company owned by such holders on an as-if-converted to common stock basis immediately prior to such issuance.

Redemption. At any time after 36 months from the initial closing of the sale (October 2012) of shares of Series D-1 Preferred Stock, the holders of a majority of the then outstanding shares of Series D-1 Preferred Stock may provide the Company with written notice requesting redemption of all shares of Series D-1 Preferred Stock at a price per share equal to the greater of the Series D-1 original issue price per share, plus all declared but unpaid dividends or the fair market value of a single share of Series D-1 Preferred Stock as of the date of the Company's receipt of the Series D-1 redemption request. A similar process is followed for all remaining preferred stock with a preference order of Series C, Series B and then Series A.

Because each series of preferred stock is redeemable based upon an event which may occur that is outside of the control of the Company, the Company has classified the all of the preferred stock outside of stockholders' equity. Therefore, the preferred stock has been recorded at its redemption value as “temporary equity” in the accompanying balance sheets. Dividends on the preferred stock are reflected as part of the redemption value with an offset to reduce additional paid-in capital, and are included in the determination of net loss applicable to common stockholders.

F-19

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

11. Warrants

In January 2007, the Company issued 142,857 warrants to investors to purchase Series A Preferred Stock at an exercise price of $1.40 per share. The warrants were issued in connection with an offering of Series A Preferred Stock to the same investors that purchased the shares of preferred stock for cash and vested upon the closing of the financing from the investors. The warrants expire in 10 years from the date of their issuance.

In November 2009 and February 2010, the Company issued 1,552,128 and 369,554 warrants, respectively, to investors to purchase Series B Preferred Stock at an exercise price of $0.54 per share. The warrants were issued in connection with offerings of Series B Preferred Stock to the same investors that purchased the shares of preferred stock for cash and vested upon the closing of the financings from the investors. The warrants expire in 10 years from the dates of their issuance.

In May 2011, the Company issued 1,571,756 and 23,584 (total of 1,595,340) warrants to investors to purchase Series C Preferred Stock at an exercise price of $0.763476 and $0.636 per share, respectively. The 1,571,756 warrants were issued in connection with the Series C Preferred Stock offering to the same investors that purchased the shares of preferred stock for cash and vested upon the closing of the financing from the investors. The warrants expire in 10 years from the date of their issuance. The 23,584 warrants were issued to Silicon Valley Bank in connection with a debt financing and expire in 10 years from the date of their issuance. The fair value of these warrants was determined to be nominal.

In October 2012, the Company issued 1,763,394 warrants to investors to purchase Series D-1 Preferred Stock at an exercise price of $0.768 per share. These warrants were issued in connection with the Series D-1 Preferred Stock offering to the same investors that purchased the shares of preferred stock for cash and vested upon the closing of the financing from the investors. The warrants expire in 10 years from their issuance.

12. Stock Based Compensation

The Company provides stock-based compensation to employees, directors and consultants, under the Company’s 2007 Stock Option Plan (the “Plan”). The number of shares reserved under the Plan as of December 31, 2012 is 5,422,500. The Company estimates the fair value of the share-based awards on the date of grant using the Black-Scholes option-pricing model. Using the Black-Scholes model, the value of the award that is ultimately expected to vest is recognized over the requisite service period in the statement of operations. Option forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company attributes compensation to expense using the straight-line single option method for all options granted.

F-20

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

12. Stock Based Compensation (Continued)

The Company’s determination of the estimated fair value of share-based payment awards on the date of grant is affected by the following variables and assumptions:

•	Estimated option term – based on historical experience with existing option holders; if no historical experience exists, the Company utilizes the simplified method of determining the option term by dividing the sum of the contractual term and vesting term by two;
•	Estimated dividend rates – based on historical and anticipated dividends over the estimated life of the option;
•	Risk-free interest rates – with maturities that approximate the expected life of the options granted;
•	Estimated stock price volatility – calculated over the expected life of the options granted, which is calculated based on the historical stock price volatility of publicly-traded companies that operate a similar industry to that of the Company,

The Company utilized assumptions in the estimation of the fair value of stock options granted for the year ended December 31, 2012 as follows: estimated option term of 2 to 6.5 years; estimated dividend rate of 0%; estimated risk-free interest rate of 1 to 2.5%; and estimated stock price volatility of 60%. Stock options granted prior to 2012 were determined to have a nominal value at the dates of grant.

The following is a summary of stock option activity:

		Exercise
	Shares	Price
Outstanding at
January 1, 2011	2,722,000	$0.09 - 0.10
Granted	1,075,500	$0.10
Exercised	-	-
Forfeited	(300,000)	$0.25

Outstanding at
December 31, 2011	3,497,500	$0.09 - 0.10
Granted	1,350,000	$0.09 - 0.10
Exercised	-	-
Forfeited	(68,000)	$0.18

Outstanding at
December 31, 2012	4,779,500	$0.09 - 0.10

F-21

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

12. Stock Based Compensation (Continued)

Summarized information about stock options outstanding as of December 31, 2012 is as follows:

	Options Outstanding			Options Exercisable
Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (Years)	Price	Exercisable	Price

$0.09-0.10	4,779,500	2.16	$0.09	1,812,167	$0.09

A summary of status of the Company’s non-vested stock options for the year ended December 31, 2012 is as follows:

	Nonvested Shares Under Option	Weighted Average Grant Date Fair Value
Non-vested at January 1, 2012	2,124,500	$0.027
Granted	1,350,000	$0.051
Vested	(507,167)	$0.035
Forfeited	-	$-
Non-vested at December 31, 2012	2,967,333	$0.037

As of December 31, 2012, the intrinsic value of outstanding and exercisable stock options was zero.

In July 2012, the Company approved the modification of all then outstanding options to reduce the exercise price to $0.09 per option. The modification of the terms of these options resulted in incremental compensation expense of approximately $22,000, which has been recorded in 2012.

In 2012, the Company issued 1,350,000 stock options to employees to purchase shares of common stock at exercise prices of $0.09 - $0.10 per option. The options vest over a three year period.

The Company recorded compensation expense related to employee stock options of $18,000 for the year ended December 31, 2012. The total fair value of stock options that vested during the year ended December 31, 2012 was nominal. As of December 31, 2012, the Company had $93,000 of unrecognized compensation cost related to stock options that is to be recognized over a weighted average period of 2.45 years.

F-22

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

13. Related Party Transactions

On May 1, 2012, the Company received a note receivable from an owner for $198,822 in exchange for 312,500 shares of Series C Preferred Stock. The note is due on May 1, 2018 and carries interest at a variable rate according to the Applicable Federal Rate (0.95% as of December 31, 2012). The note is unsecured.

The Company has recorded interest income of $1,250 related to the promissory note for the year ended December 31, 2012. The receivable (which includes accrued interest) has been classified as a reduction of stockholders’ deficit on the balance sheet as of December 31, 2012. The owner has not yet repaid this note to the Company.

14. Concentrations

The credit risk for customer accounts is concentrated because the balances due from two of the Company's customers comprise approximately 86% of the total carrying amount of accounts receivable at December 31, 2012, and three customers comprise approximately 77% of the carrying amount of accounts receivable at December 31, 2011. In addition, two customers comprise approximately 42% and 44% of total revenue for the years ended December 31, 2012 and 2011, respectively.

The risk related to vendor accounts is concentrated because the balances due to three of the Company's vendors comprise approximately 62% and 54% of the total carrying amount of accounts payable at December 31, 2012 and 2011, respectively. In addition, two vendors comprise approximately 69% and 66% of total purchases for the years ended December 31, 2012 and 2011, respectively.

15. Non-Qualified Deferred Compensation Plan

On October 1, 2011, the Company entered into a grantor Rabbi Trust Agreement (the “Trust”) under a Nonqualified Deferred Compensation Plan (the “NDC Plan”) to establish a contract for the payment of deferred compensation. The bank holds the investments and is also the trustee. It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the NDC Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

The Trust assets are subject to the claims of the creditors of the Company in the event of the Company’s insolvency. All administrative fees of the Trust are paid by the Company. The NDC Plan is an elective plan whereby the participants may elect to defer compensation into the NDC Plan. At the discretion of the Company, additional deposits may be made by the Company for the NDC Plan participants. Upon certain distributable events, the participants of the NDC Plan may receive benefit payments, but the NDC Plan is not guaranteed. Compensation of $151,308 was elected to be deferred by NDC Plan participants during the year ended December 31, 2011. During the year ended December 31, 2011, the Company transferred $5,000 to the Trust. The Company’s books do not reflect a liability for the deferred compensation due to the nature of the contingency contained in the NDC Plan agreement. There was no additional funding during the year ended December 31, 2012.

F-23

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

15. Non-Qualified Deferred Compensation Plan (Continued)

The assets held in the Trust under the NDC Plan as of December 31, 2012 and 2011 are as follows:

		Gross	Gross
		Cumulative	Cumulative	Fair
		Unrealized	Unrealized	Market
	Cost	Gains	Losses	Value

Cash	$5,000	-	-	5,000

16. Subsequent Events

In March 2013, the Company sold 1,566,964 shares of Series D-1 Preferred Stock for cash proceeds of $1,002,857 along with warrants to purchase 783,482 shares of Series D-1 Preferred Stock at an exercise price of $0.768 per warrant.

In August 2013, the Company received $1,750,000 through the issuance of a senior convertible promissory note (the “Convertible Note”) to a third party investor (the “Holder”). The Convertible Note bears interest at a rate of 8% per annum and is due in full on the earlier of July 1, 2014 or the closing date of a change in control of the Company, unless earlier converted into common stock of the Company. If the Company’s securities become publicly traded (the “IPO”), then the Convertible Note, including all accrued unpaid interest, is to automatically convert into common stock of the Company on the first day of the IPO at a conversion price equal to 85% of the price per share at which the securities are sold in the IPO. In addition, the Holder is to receive warrant coverage equal to 15% of the principal amount of Convertible Note upon the first day of the IPO. The warrant is to be issued at a strike price equal to the per share price at which the securities are sold in the IPO and are to expire five years from the date of issue. If, prior to an IPO occurring, a change of control takes place, then the Holder has the option to convert the Convertible Note, including all accrued unpaid interest, in shares of the Company’s Series D-1 Preferred Stock at a conversion price of 85% of the original price per share paid for the Series D-1 Preferred Stock.

In consideration for entering into the Convertible Note, the Company granted the Holder the sole and exclusive right to market, for the purpose of sale, certain of its products (PCI plugs designed for natural gas fueled internal combustion engines) in all countries of North America.

On September 4, 2013, the Company’s shareholders exchanged 100% of the outstanding shares of the Company to L2 Medical Development Company (“L2 MDC”), a publicly traded US shell company, in exchange for 7,646,781 shares of common stock of L2 MDC (the “Share Exchange”), equal to approximately 93.5% of the issued and outstanding shares of L2 MDC, after giving effect to the conversion of all of the Company’s outstanding preferred stock. In addition, the Convertible Note automatically converted to 686,275 shares of L2 MDC common stock and a warrant for 87,500 shares of common stock.

F-24

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

16. Subsequent Events (Continued)

The Share Exchange is to be accounted for as a reverse acquisition and a recapitalization of the Company. The Company is the acquirer for accounting purposes; and L2 MDC is treated as the acquired company. Accordingly, as of the date of exchange, the Company’s historical financial statements for the periods prior to the acquisition become those of L2 MDC retroactively restated for, and giving effect to, the number of shares received in the Share Exchange. The retained earnings of the Company are carried forward after the acquisition.

17. Restatements

The accompanying financial statements as of December 31, 2012 and 2011, and for each of the years then ended have been restated to reflect adjustments made to the Company’s previously issued 2012 and 2011 financial statements. The following tables summarize the impact of the restatements on balances previously reported:

As of and for the year ended December 31, 2012:

	As reported	Adjustments		As restated

Balance sheet

Assets
Note receivable	$200,072	$(200,072	)(a)	$-
Total other assets	633,213	(200,072)		433,141
Total assets	2,448,931	(200,072)		2,248,859

Convertible redeemable preferred stock	-	20,680,237	(b)	20,680,237

Stockholders’ equity (deficit):
Preferred stock	24,417	(24,417	)(b)	-
Additional paid-in capital	24,171,537	(24,105,609	)(b)	65,928
Note receivable, related party	-	(200,072	)(a)	(200,072)
Accumulated deficit	(22,865,743)	3,449,789	(c/d/f)	(19,415,954)
Total stockholders’ equity (deficit)	1,335,991	(20,880,309)		(19,544,318)
Total liabilities, convertible redeemable preferred stock and stock stockholders’ equity (deficit)	2,448,931	(200,072)		2,248,859

F-25

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

17. Restatements (Continued)

	As reported	Adjustments		As restated

Statement of operations

Expenses:
Selling, general and administrative expenses	3,795,390	(1,089,000	)(c/f)	2,706,390
Loss from operations	(3,492,600)	1,089,000		(2,403,600)
Interest expense	(47,559)	(254,000	)(d)	(301,559)
Total other expense	(46,142)	(254,000)		(300,142)
Net loss attributable to the Company	(3,538,742)	835,000	(c/d/f)	(2,703,742)
Deemed dividends on preferred stock	-	(38,700	)(e)	(38,700)
Net loss attributable to common shareholders	(3,538,742)	796,300		(2,742,442)

Statement of cash flows

Cash flows from operating activities:
Net loss	(3,538,742)	835,000		(2,703,742)
Series D warrant expense	1,129,000	(1,129,000	)(c)	-
Beneficial conversion feature	-	254,000	(d)	254,000
Stock based compensation expense	-	40,000	(f)	40,000
Accrued interest on convertible notes payable	-	12,232	(g)	12,232
Net cash used by operating activities	(1,939,144)	12,132	(g)	(1,927,012)

Cash flows from financing activities:
Proceeds from notes payable	-	750,000	(h)	750,000
Proceeds from issuance of preferred stock	1,448,309	762,132	(g/h)	2,210,441
Net cash provided by financing activities	2,102,413	(12,132	)(g)	2,090,281

F-26

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

17. Restatements (Continued)

As of and for the year ended December 31, 2011:

	As reported	Adjustments		As restated

Balance sheet

Convertible redeemable preferred stock	-	17,978,274	(b)	17,978,274

Stockholders’ equity (deficit):
Preferred stock	20,163	(20,163	)(b)	-
Additional paid-in capital	20,637,528	(20,572,900	)(b)	64,628
Accumulated deficit	(19,327,001)	2,614,789	(c)	(16,712,212)
Total stockholders’ equity (deficit)	1,336,470	(17,978,274)		(16,641,804)

Statement of operations

Expenses:
Selling, general and administrative expenses	3,655,298	(1,215,000	)(c)	2,440,298
Loss from operations	(3,344,489)	1,215,000		(2,129,489)
Net loss attributable to common shareholders	(3,318,889)	1,215,000		(2,103,889)

Statement of cash flows

Cash flows from operating activities:
Net loss	(3,318,889)	1,215,000	(c)	(2,103,889)
Series C warrant expense	1,215,000	(1,215,000)		-

F-27

ENERPULSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

(As Restated, Note 17)

17. Restatements (Continued)

An explanation of the adjustments is as follows:

(a)	Adjustment to reclassify a related party note receivable from an asset to a reduction in stockholders’ equity (deficit). The Company received the note receivable in exchange for shares of preferred stock. See Note 13.

(b)	Adjustments to reclassify convertible redeemable preferred stock outside of permanent equity in accordance with the Securities and Exchange Commission’s (SEC) Accounting Series Release (ASR) No. 268 “Presentation in Financial Statements of Redeemable Preferred Stocks”, as each share of preferred stock is redeemable based upon the occurrence of an event that is not solely within the control of the Company. See Note 10.

(c)	Adjustment recorded to allocate proceeds received in preferred stock financings within temporary equity with resulting reduction in general and administrative expense. See Notes 10 and 11.

(d)	Adjustment to record a beneficial conversion feature on convertible debt. See Note 6.

(e)	Adjustment to record cumulative deemed dividends on Series D-1 Preferred Stock. See Note 10.

(f)	Adjustment to record stock-based compensation expense relating to stock options issued by the Company. See Note 12.

(g)	Adjustment to reclassify accrued interest on convertible notes from cash provided by financing activities to a non-cash adjustment to cash provided by operating activities.

(h)	Adjustment to reclassify proceeds received from the issuance of convertible notes payable from the issuance of preferred stock and to present the conversion as a non-cash financing activity on the statement of cash flows.

Note 18 - Net Loss Per Share and Pro Forma Information

Basic and diluted net loss per share. Basic net loss per share is calculated by dividing the net loss attributable to common shareholders of the Company by the number of weighted average common shares outstanding. Diluted net loss per share of common stock adds to basic weighted shares issued and outstanding the weighted average number of shares issuable under convertible securities, stock options and warrants outstanding during each respective period. In a period in which a net loss occurs, only the weighted average number of common shares issued and outstanding is used to compute the diluted net loss per share, as the inclusion of potential common shares would have resulted in a decrease in net loss per share. Accordingly, the weighted average shares outstanding have not been adjusted for dilutive shares.

The following table represents the dilutive securities excluded from the calculation of diluted net loss per share:

	December 31,	December 31,
	2012	2011
Common stock options	4,779,500	3,497,500
Convertible preferred stock (a)	2,112,068	1,845,262
Preferred stock warrants (b)	397,951	311,345

(a)	Convertible preferred stock outstanding was multiplied by a conversion price of 0.099439 (the same conversion price applied in the reverse merger described in Note 16) to arrive at the number of dilutive securities excluded from the calculation of diluted net loss per share. There were a total of 24,417,685 and 20,162,500 shares of convertible preferred stock outstanding at December 31, 2012 and 2011, respectively.

(b)	Convertible preferred stock warrants outstanding were multiplied by a conversion price of 0.099439 (the same conversion price applied in the reverse merger described in Note 16) to arrive at the number of dilutive securities excluded from the calculation of diluted net loss per share. There were a total of 5,423,274 and 3,659,879 warrants to purchase preferred stock outstanding at December 31, 2012 and 2011, respectively.

Pro forma net loss per share (unaudited). Pro forma net loss per share for the year ended December 31, 2012 is calculated giving effect to conversion of the outstanding preferred stock and related warrants to common stock and warrants to purchase common stock, which occurred as a result of the reverse merger described in Note 16. The pro forma amounts exclude the effects of the reverse merger transaction. The pro forma weighted average number of diluted shares outstanding for the year ended December 31, 2012 is equal to the pro forma weighted average number of basic shares outstanding, as including the effect of pro forma dilutive shares in the calculation is anti-dilutive due to the net loss incurred by the Company.

The following table represents the dilutive securities excluded from the calculation of pro forma diluted net loss per share:

December 31,
2012
Common stock options	4,779,500
Preferred stock warrants (b)	397,951

F-28